EXHIBIT 99.1

Pentair, Inc.
Waters Edge Plaza
1500 County Road B2 West
St. Paul, MN 55113-3105
651 636 7920 Tel
651 639 5203 Fax

News Release

[Pentair Logo]

For immediate release
Contact: Mark Cain (651) 639-5278

Pentair Tools Group President Frank Feraco Resigns; Gene Swacker Named Interim President

ST. PAUL, Minn. — November 12, 2002 — Pentair (NYSE: PNR) today announced that Frank J. Feraco, president and chief operating officer (COO) of its Tools Group, resigned effective yesterday. Pentair named H. Eugene Swacker, formerly president of Global Sales and Service for the Tools Group, as interim president and COO.

Swacker, 51, joined Pentair’s Tools business in October, 2000 after having led the DeVilbiss Air Power Company, which was acquired by Pentair in late-1999, through a period of strong growth. He first joined DeVilbiss Air Power in February 1992 as executive vice president of sales and marketing, and in 1998 was given additional responsibility for operations, logistics, and engineering. Prior to joining DeVilbiss Air Power in 1992, Swacker served as vice president of Marketing at the Generac Corporation, Waukesha, Wisconsin. He previously held sales and marketing positions with Cheney/Mediquip Health Care, New Berlin, Wisconsin; Leeson Electric Corporation, Grafton, Wisconsin; and Century Electric, St. Louis, Missouri. Swacker earned a Bachelor’s degree from St. Louis University.

Pentair (www.pentair.com) is a St. Paul-based manufacturer whose core businesses compete in Tools, Water Technologies, and Enclosures markets. The company employs 12,000 people in more than 50 locations around the world.